                                                                   EXHIBIT 10.29

                       FIRST AMENDMENT AND RESTATEMENT OF
                CERTAIN OPERATIVE AGREEMENTS AND OTHER AGREEMENTS

                            Dated as of March 3, 2000

                                      among

                         VERITAS OPERATING CORPORATION,
                  as the Construction Agent and as the Lessee,

          THE VARIOUS PARTIES TO THE PARTICIPATION AGREEMENT AND OTHER
                    OPERATIVE AGREEMENTS FROM TIME TO TIME,
                               as the Guarantors,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated in the Operative Agreements, but solely as the Owner Trustee under the VS Trust 1999-1,

                THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS
           WHICH ARE PARTIES TO THE PARTICIPATION AGREEMENT AND OTHER
                    OPERATIVE AGREEMENTS FROM TIME TO TIME,
                                 as the Holders,

                THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS
           WHICH ARE PARTIES TO THE PARTICIPATION AGREEMENT AND OTHER
                    OPERATIVE AGREEMENTS FROM TIME TO TIME,
                                 as the Lenders,

                                       and

                             BANK OF AMERICA, N.A.,
                        as succesor to NATIONSBANK, N.A.,
                      as the Agent for the Secured Parties

--------------------------------------------------------------------------------

                       BANK OF AMERICA, N.A. and KEY BANK,
                                   as Agents,

                                       and

              THE BANK OF NOVA SCOTIA, COMERICA BANK - CALIFORNIA,
             UNION BANK OF CALIFORNIA, N.A., and WELLS FARGO BANK,
                              NATIONAL ASSOCIATION,
                                  as Co-Agents.

--------------------------------------------------------------------------------

                       FIRST AMENDMENT AND RESTATEMENT OF
                CERTAIN OPERATIVE AGREEMENTS AND OTHER AGREEMENTS


      This FIRST AMENDMENT AND RESTATEMENT OF CERTAIN OPERATIVE AGREEMENTS AND OTHER AGREEMENTS (this "Amendment") dated as of March 3, 2000, is by and among VERITAS OPERATING CORPORATION (formerly known as Veritas Software Corporation), a Delaware corporation (the "Lessee" or the "Construction Agent"); the various parties listed on the signature pages hereto as guarantors (subject to the definition of Guarantors in Appendix A to the Participation Agreement referenced below, individually a "Guarantor" and collectively, the "Guarantors"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually but solely as the Owner Trustee under the VS Trust 1999-1 (the "Owner Trustee" or the "Lessor"); the various banks and other lending institutions listed on the signature pages hereto (subject to the definition of Lenders in Appendix A to the Participation Agreement referenced below, individually, a "Lender" and collectively, the "Lenders"); BANK OF AMERICA, N.A., a national banking association, which is the successor to NationsBank, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"); and the various banks and other lending institutions listed on the signature pages hereto as holders of certificates issued with respect to the VS Trust 1999-1 (subject to the definition of Holders in Appendix A to the Participation Agreement referenced below, individually, a "Holder" and collectively, the "Holders"). Capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement (hereinafter defined).

                               W I T N E S S E T H

      WHEREAS, the parties to this Amendment are parties to that certain Participation Agreement dated as of April 23, 1999 (the "Participation Agreement"), certain of the parties to this Amendment are parties to that certain Credit Agreement dated as of April 23, 1999 (the "Credit Agreement"), certain of the parties to this Amendment are parties to that certain Trust Agreement dated as of April 23, 1999 (the "Trust Agreement"), certain of the parties to this Amendment are parties to that certain Master Lease Agreement dated as of April 23, 1999 (the "Lease") and certain of the parties to this Amendment are parties to the other Operative Agreements relating to a $72 million tax retention operating lease facility (the "Facility") that has been established in favor of the Lessee;

      WHEREAS, the Lessee has requested certain modifications to the Participation Agreement, the Credit Agreement, the Trust Agreement, the Security Agreement, the Lease and the other Operative Agreements in connection with the Lessee's request to increase the size of the Facility from $72 million to $139.4 million and to add additional banks and other lending institutions as Lenders (each, a "New Lender") and/or Holders (each, a "New Holder");

      WHEREAS, the Lessee has requested a waiver of certain covenants and related non-compliance with certain reporting requirements and other agreements and obligations under the Participation Agreement and the other Operative Agreements;

      WHEREAS, the Financing Parties have agreed to the requested modifications and waivers on the terms and conditions set forth herein;

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                             PARTICIPATION AGREEMENT

      1. Appendix A to the Participation Agreement is hereby amended to modify or add the following defined terms as follows:

"Applicable Percentage" shall mean for Eurodollar Loans, Eurodollar Holder Advances and Commitment Fees, the appropriate applicable percentages corresponding to the Pricing Level in effect as of the most recent Calculation Date as shown below:


=================================================================================================
                                                                 Applicable        Applicable
                      Ratio of Funded           Applicable     Percentage for    Percentage for
Pricing Level          Indebtedness           Percentage for     Eurodollar        Commitment
                          To EBITDA             Eurodollar         Holder              Fee
                                                   Loans          Advances
--------------- ---------------------------- ----------------- ---------------- -----------------
      I         Funded Indebtedness/              1.25%             2.25%             .30%
                EBITDA </= .75
--------------- ---------------------------- ----------------- ---------------- -----------------
      II        Funded Indebtedness/EBITDA        1.50%             2.50%            .375%
                > .75 but </= 1.25
--------------- ---------------------------- ----------------- ---------------- -----------------
     III        Funded Indebtedness/EBITDA        1.75%             2.75%             .45%
                > 1.25 but </= 2.00
--------------- ---------------------------- ----------------- ---------------- -----------------
      IV        Funded Indebtedness/EBITDA        2.00%             3.00%             .50%
                > 2.00
=================================================================================================

      The Applicable Percentage for Eurodollar Loans, Eurodollar Holder Advances and the Commitment Fees shall, in each case, be determined and adjusted on the date (the "Calculation Date") by which the compliance certificate is required to be delivered to the Agent in accordance with the provisions of Section 8.3A(a)(iii) of the Participation Agreement; provided, however, that (i) the Applicable Percentage from the Initial Closing Date through February 9, 2000 shall be based on Pricing Level II (as shown above), (ii) the Applicable Percentage from February 9, 2000 through March 3, 2000 shall be based on Pricing Level I (as shown above), (iii) the Applicable Percentage on March 3, 2000 shall be based on Pricing Level III (as shown above) and shall remain at Pricing Level III until the next occurring Calculation Date and, thereafter, the Pricing Level shall be determined as shown above, and (iv) if the Lessee fails to provide the annual and quarterly compliance certificates required pursuant to Sections 8.3A(a)(iii) of the Participation Agreement to the Agent on or before such Calculation Date, the Applicable Percentage, in each case, from such Calculation Date shall be based on Pricing Level IV until such time that such compliance certificates are provided whereupon the Pricing Level shall be determined as specified herein. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Eurodollar Loans and Eurodollar Holder Advances as well as any new Eurodollar Loans and Eurodollar Holder Advances made or issued.

      "Expiration Date" shall mean either (a) the Basic Term Expiration Date or
(b) the last day of the applicable Renewal Term; provided, in no event shall the Expiration Date be later than March 3, 2007, unless such later date has been expressly agreed to in writing by each of the Lessor, the Lessee, the Agent, the Lenders and the Holders.

      "Holder Commitments" shall mean $4,182,000, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, if there shall be more than one (1) Holder, the Holder Commitment of each Holder shall be as set forth in Schedule I to the Trust Agreement as such Schedule I may be amended and replaced from time to time.

      "Lender Commitments" shall mean $135,218,000, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, if there shall be more than one (1) Lender, the Lender Commitment of each Lender shall be as set forth in Schedule 2.1 to the Credit Agreement as such Schedule 2.1 may be amended and replaced from time to time.

      "Leverage Ratio" shall mean, as of the end of each fiscal quarter of the Lessee, with respect to the Credit Parties and their Consolidated Subsidiaries on a consolidated basis, the ratio of (a) Funded Indebtedness on such date to
(b) EBITDA for the twelve month period ending on such date.

      "Majority Secured Parties" shall mean at any time, Lenders and Holders whose Loans and Holder Advances outstanding represent at least fifty-one percent (51%) of (a) the aggregate Advances outstanding or (b) to the extent there are no Advances outstanding, the sum of the aggregate Holder Commitments plus the aggregate Lender Commitments; provided, however, any amendment to Section 8.3A(h)(iii) shall require the consent of Lenders and Holders whose Loans and Holder Advances outstanding represent at least sixty-six and two-thirds percent (66 2/3%) of (x) the aggregate Advances outstanding or (y) to the extent there are no Advances outstanding, the sum of the aggregate Holder Commitments plus the aggregate Lender Commitments.

      "Material Domestic Subsidiary" shall mean any Domestic Subsidiary which has either (i) for the fiscal year of such Domestic Subsidiary most recently ended, total annual revenues of at least $1,000,000 or (ii) total assets of at least $5,000,000; provided, that (a) the aggregate total assets (as determined in accordance with GAAP) at any time of all Domestic Subsidiaries of the Credit Parties (taken as a whole) that are excluded from this definition of "Material Domestic Subsidiary" and are not otherwise Guarantors shall not exceed $50,000,000 and (b) the aggregate annual revenues for the most recently ended fiscal years of all Domestic Subsidiaries of the Credit Parties (taken as a whole) that are excluded from this definition of "Material Domestic Subsidiary" and are not otherwise Guarantors shall not exceed $10,000,000.

      "Permitted Acquisition" shall mean a statutory merger, the acquisition of all of the Capital Stock of another Person or all or substantially all of the assets of another Person, provided that each of the following conditions are satisfied: (a) prior to such acquisition, the Lessee shall deliver to the Agent and the Majority Secured Parties a Pro Forma Compliance Certificate demonstrating that after giving effect to such acquisition on a pro forma basis, as if such acquisition had occurred on the first day of the twelve month period ending on the last day of the Lessee's most recently completed fiscal year, the Credit Parties would have been in compliance with all the financial covenants set forth in Section 8.3A(h) of the Participation Agreement, (b) the acquisition is consummated pursuant to a negotiated acquisition agreement and involves the purchase of a business similar to the business of the Lessee as of the Initial Closing Date, (c) after giving effect to the acquisition, the representations and warranties set forth in Section 6 hereof shall be true and correct in all material respects on and as of the date of such acquisition with the same effect as though made on and as of such date and (d) no Default or Event of Default exists and is continuing or would result from such acquisition.

      "Permitted Investments" shall mean Investments which are (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by the Lessee or any of its Consolidated Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of Capital Stock, obligations, securities or other property received by the Lessee or any of its Consolidated Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 8.3B(f); (v) advances or loans to directors, officers, employees, agents, customers or suppliers that do not exceed $5,000,000 in the aggregate at any one time outstanding for the Lessee and its Consolidated Subsidiaries; (vi) Permitted Acquisitions; (vii) Investments in any other Person, other than Permitted Acquisitions, provided that, in the event any particular Investment exceeds $20,000,000, such Investment shall only be permitted if each of the following conditions are satisfied: (a) after giving effect to the Investment, the representations and warranties set forth in
Section 6.2 of the Participation Agreement shall be true and correct in all material respects on and as of the date of such Investment with the same effect as though made on and as such date, (b) no Default or Event of Default would result from such Investment and (c) the Lessee shall have provided the Agent with satisfactory evidence demonstrating that after giving effect to any such Investment on a pro forma basis, as if such transaction had occurred on the last day of the Lessee's most recently completed fiscal quarter, the Credit Parties and their Subsidiaries would have been in compliance with all the financial covenants set forth in Section 8.3A(h) of the Participation Agreement; and
(viii) such other Investments as are reasonably acceptable to the Agent.

      "Roseville Lease Financing" shall mean the transactions contemplated by the Roseville Participation Agreement and the other Operative Agreements, as such term is defined in the Roseville Participation Agreement.

      "Roseville Participation Agreement" shall mean that certain Participation Agreement dated as of March 3, 2000 (as amended, modified, extended, supplemented, restated and/or replaced from time to time) as yet undated and to be entered into among VSC, the various parties thereto from time to time, as guarantors, First Security Bank, National Association, as Owner Trustee under the VS Trust 2000-1, the various banks and other lending institutions parties thereto from time to time, as lenders, the various banks and other lending institutions parties thereto from time to time, as holders of certificates issued with respect to the VS Trust 2000-1, and Bank of America, N.A., as agent.

      2. Section 5.4(k) of the Participation Agreement is hereby amended to read as follows:

      (k) since the date of the most recent audited financial statements of the Lessee, there shall not have occurred any event, condition or state of facts which shall have or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

      3.    Section 5.3(t) of the Participation Agreement is hereby deleted.

      4. The parenthetical phrase reading "(including without limitation the Incorporated Representations and Warranties)" in the first sentence of Section
5.5 of the Participation Agreement is hereby deleted.

      5. Section 5.10 of the Participation Agreement is hereby amended to read as follows:

      5.10 JOINDER AGREEMENT REQUIREMENTS.

      The Parent and each Material Domestic Subsidiary of each Credit Party formed or acquired subsequent to the Initial Closing Date shall become a Guarantor and shall satisfy the following conditions within thirty (30) days after its formation or acquisition (or, in the case of a Domestic Subsidiary that was not a Material Domestic Subsidiary at the time of its formation or acquisition, within thirty (30) days after such Domestic Subsidiary becomes a Material Domestic Subsidiary of any Credit Party):

            (a) the Parent or such Material Domestic Subsidiary, as the case may be, shall execute and deliver to the Agent a Joinder Agreement in the form attached hereto as Exhibit K;

            (b) the Parent or such Material Domestic Subsidiary, as the case may be, shall have delivered to the Agent (x) an Officer's Certificate of the Parent or such Material Domestic Subsidiary, as the case may be, in the form attached hereto as Exhibit C, (y) a certificate of the Secretary or an Assistant Secretary of the Parent or such Material

      Domestic Subsidiary, as the case may be, in the form attached hereto as Exhibit D and (z) good standing certificates (or local equivalent) from the respective states where the Parent or such Material Domestic Subsidiary, as the case may be, is incorporated or organized and where the principal place of business of the Parent or such Material Domestic Subsidiary, as the case may be, is located as to its good standing in each such state;

            (c) the Parent or such Material Domestic Subsidiary, as the case may be, shall have delivered to the Agent an opinion of counsel (reasonably acceptable to the Agent) in the form attached hereto as Exhibit H-1 or such other form as is reasonably acceptable to the Agent and the Parent or such Material Domestic Subsidiary, as the case may be; and

            (d) the Agent shall have received such other documents, certificates and information as the Agent shall have reasonably requested.

      Notwithstanding any provision of this Section 5.10 or any other Operative Agreement to the contrary, in the event that either (i) the aggregate total assets (as determined in accordance with GAAP) of all Domestic Subsidiaries of the Credit Parties (when taken as a whole) that are not Material Domestic Subsidiaries and are not otherwise Guarantors exceeds $50,000,000, or (ii) the aggregate annual revenues for the most recently ended fiscal years of all Domestic Subsidiaries of the Credit Parties (taken as a whole) that are not Material Domestic Subsidiaries and are not otherwise Guarantors exceeds $10,000,000, the Credit Parties shall cause additional Domestic Subsidiaries to become Guarantors and satisfy the conditions set forth in subsections (a)-(d) of this Section 5.10 such that neither the level of aggregate assets nor the level of aggregate revenues, as the case may be, attributable to such Domestic Subsidiaries that are not Material Domestic Subsidiaries and are not otherwise Guarantors shall no longer exceed the aggregate levels of assets and revenues set forth in clauses (i) and (ii) of this sentence, respectively.

      6. Section 6.1(f) of the Participation Agreement is hereby amended to read as follows:

      (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

      7.    The following is hereby added as Section 6B.9 of the Participation
Agreement:

            6B.9  ADDITIONAL GUARANTOR WAIVERS.

            (a) The provisions of Section 6B of the Participation Agreement shall remain in full force and effect notwithstanding (i) any release of any Credit Party from any liability with respect to the Company Obligations; or (ii) any release or subordination of any real or personal property now or hereafter held by the Agent as security for the performance of the Company Obligations;

            (b) Each Guarantor expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2849, 2850, 2899 and 3433;

            (c) Each Guarantor hereby waives any and all defenses, including but not limited to such Guarantor's defense of estoppel discussed in Union Bank vs. Gradsky (1968) 265 Cal.App.2d 40, based upon a foreclosure against all or any part of the real property security for the indebtedness evidenced by the Notes or Holder Certificates pursuant to the power of sale contained in any Operative Agreement as opposed to proceeding by way of judicial foreclosure. Such Guarantor waives all rights and defenses arising out of an election of remedies by the Agent, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor's rights of subrogation and reimbursement by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

            (d) Each Guarantor hereby waives all rights and defenses that such Guarantor may have because any of the Company Obligations are secured by real property. This means, among other things: (1) The Agent may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by any other Person, including without limitation, Lessee or any of its Subsidiaries; (2) If the Agent forecloses on any real property collateral pledged by any Guarantor: (A) the amount of debt may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, (B) the Agent may collect from any Guarantor even if the Agent, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from any other Credit Party. This is an unconditional and irrevocable waiver of any rights and defenses any Guarantor may have because the Company Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

            (e) In the case of a power of sale foreclosure under any Operative Agreement, the fair market value of the real property collateral shall be conclusively deemed to be the amount of the successful bid at the foreclosure sale. Each Guarantor waives any rights or benefits it may now or hereafter have to a fair value hearing under Section 580a of the California Code of Civil Procedure. The Agent shall have absolutely no obligation to make a bid at any foreclosure sale, but rather may make no bid or bid any amount which the Agent, in its sole discretion, deems appropriate.

            (f) The Agent acknowledges that the provisions of this Section 6B.9 are intended to constitute a waiver of any rights and defenses any Guarantor may now or hereafter have as a "guarantor" to the extent any Operative Agreement executed by such Guarantor is construed to be in whole or in part a guaranty of the Company Obligations.

      8. Section 7.4 of the Participation Agreement is hereby amended to read as follows:

      During the Commitment Period, the Lessee agrees to pay or to cause to be paid to the Agent for the account of (a) the Lenders, respectively, a commitment fee (the "Lender Commitment Fee") equal to the product of the average daily Available Commitment of each Lender during the applicable portion of the Commitment Period multiplied by a per annum rate equal to the Applicable Percentage (determined as of the applicable Calculation Date) for the Lender Commitment Fee and (b) the Holders, respectively, a commitment fee (the "Holder Commitment Fee") equal to the product of the average daily Available Holder Commitment of each Holder during the applicable portion of the Commitment Period multiplied by a per annum rate equal to the Applicable Percentage (determined as of the applicable Calculation Date) for the Holder Commitment Fee. Such Commitment Fees shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed and shall be payable quarterly in arrears on each Commitment Fee Payment Date. If all or a portion of any such Commitment Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the ABR (or in the case of overdue amounts relating to Holder Commitment Fees, the ABR plus 1.00%) plus two percent (2%) from the date of such non-payment until such amount is paid in full.

      9. Section 8.3(h) of the Participation Agreement is hereby amended to read as follows:

      (h) The Lessee hereby covenants and agrees that as of Completion (i) the aggregate Property Cost shall not exceed $139,400,000 and (ii) each parcel of the Property shall be a Permitted Facility.

      10. Section 8.3(k) of the Participation Agreement is hereby amended to read as follows:

      (k) Beginning with the fiscal quarter of the Lessee that begins on January 1, 2000 and ends on March 31, 2000, and for each fiscal quarter of the Lessee thereafter, Lessee shall furnish to the Agent a written notice setting forth the Lessee's calculation, in reasonable detail, of the ratio of Funded Indebtedness to EBITDA as of the last day of each such period and the level of EBITDA for such fiscal quarter of the Lessee in the form of the officer's compliance certificate provided in Schedule 8.3A(a)(iii) and by the date required pursuant to Section 8.3A(a)(iii).

      11. Section 8.3(s) of the Participation Agreement is hereby amended to read as follows:

      (s) Each Credit Party hereby covenants and agrees (i) to cause the Parent and each Material Domestic Subsidiary of each Credit Party formed or acquired after the Initial Closing Date to execute a Joinder Agreement and to observe the terms of Sections 5.10(a)-(d), all within thirty (30) days of the formation or acquisition of the Parent or such Material Domestic Subsidiary, as the case may be (or, in the case of a Domestic Subsidiary that was not a Material Domestic Subsidiary at the time of its formation or acquisition, within thirty (30) days after such Domestic Subsidiary becomes a Material Domestic Subsidiary of any Credit Party), and (ii) to cause such additional Domestic Subsidiaries of any Credit Party to execute a Joinder Agreement and observe the terms of Section 5.10(a)-(d) as required in accordance with Section 5.10.

      12.   The following is hereby added as Section 8.3(u) of the Participation
Agreement:

      (u) If any credit facility, loan agreement or other financing arrangement extended to any Credit Party or any Affiliate of any Credit Party, other than pursuant to the Operative Agreements and other than Indebtedness permitted under Sections 8.3B(a)(iii) and (vii), is ever secured by any collateral, the Secured Parties shall share on a pari-passu basis (based on the respective amounts outstanding under the Operative Agreements relative to the amounts outstanding under any such credit facility, loan agreement or other financing arrangement) in all such collateral.


      13. The following is hereby added as clause (xi) of Section 8.3A(a) of the Participation Agreement:

            (xi) Reports and financial statements required to be delivered pursuant to subsections (a)(i), (a)(ii) and (a)(vii)(i) of this Section 8.3A(a) shall be deemed to have been delivered on the date on which such report is posted on the Securities and Exchange Commission's website on the internet at the website address www.sec.gov or the Free Edgar website on the internet at the website www.freeedgar.com and after Lessee has provided written notice to the Agent, each Lender and each Holder that such report or financial statement has been so posted; provided that Lessee shall deliver paper copies of such reports and financial statements to the Agent and any Lender or Holder that requests Lessee to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender or Holder; provided further that, notwithstanding the foregoing, Lessee shall be required to deliver paper copies to each of the Agent and any Lender or Holder of any other documentation required pursuant to this Section 8.3A(a). The Agent shall have no obligation to request the delivery or to maintain copies of the reports referred to in subsections (a)(i), (a)(ii) and (a)(vii)(i) of this
      Section 8.3A(a) or to monitor compliance by Lessee with any such request for delivery and each Lender or Holder shall be solely responsible for requesting delivery to it or maintaining copies of such reports and financial statements.

      14. Section 8.3A(h) of the Participation Agreement is hereby amended to read as follows:

      (h)   FINANCIAL COVENANTS.

            (i) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Lessee, shall be less than or equal to:

                        (A) From the Initial Closing Date to and including September 30, 2000, 2.50 to 1.0;

                        (B) From October 1, 2000 to and including September 30, 2001, 2.25 to 1.0; and

                        (C)   From October 1, 2001 and thereafter, 2.0 to 1.0.

            (ii) EBITDA. EBITDA, for each period set forth below, as shown on the financial statements of Credit Parties and their Consolidated Subsidiaries delivered pursuant to Section 8.3(A)(a)(i) and (ii), shall not be less than (i) $200,000,000 for each twelve month period ending December 31, 1999, March 31, 2000, June 30, 2000 and September 30, 2000,
      (ii) $250,000,000 for each twelve month period ending December 31, 2000, March 31, 2001, June 30, 2001 and September 30, 2001 (iii) $375,000,000
      for each twelve month period ending December 31, 2001, March 31, 2002, June 30, 2002 and September 30, 2002, and (iv) $500,000,000 for each twelve month period ending as of December 31, 2002 and each March 31, June 30, September 30 and December 31 thereafter.

            (iii) Quick Ratio. The Quick Ratio, as of the last day of each fiscal quarter of the Lessee, shall be greater than or equal to 1.50 to 1.0.

      15. Section 8.3B(a) of the Participation Agreement is hereby amended to read as follows:

      (a)   INDEBTEDNESS.

            No Credit Party will, nor will it permit any of its Consolidated Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness arising under this Participation Agreement and the other Operative Agreements;

                  (ii) Indebtedness of a Credit Party and its Consolidated Subsidiaries set forth in Schedule 8.3B(a)(ii) (and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness);

                  (iii) purchase money Indebtedness (including obligations in respect of Capital Leases) hereafter incurred by a Credit Party or any of its Consolidated Subsidiaries to finance the purchase of fixed assets provided that (i) the total of all such Indebtedness for all such Persons taken together (including any such Indebtedness referred to in subsection
      (ii) above) shall not exceed (A) during fiscal year 1999 and 2000, an aggregate principal amount of $25,000,000 at any one time outstanding and
      (B) at any time subsequent to fiscal year 2000, $40,000,000 at any one time outstanding; (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (iv) other unsecured Indebtedness (exclusive of Indebtedness permitted under subsection (v) and subsection (vi) of this Section 8.3B(a)) of the Credit Parties and their Consolidated Subsidiaries in an aggregate amount not to exceed $300,000,000 on terms and conditions satisfactory in form and substance to the Majority Secured Parties; provided, however, the amount of Indebtedness permitted under this subsection (iv) shall be reduced by an amount equal to the sum of (a) the aggregate outstanding Loans (as such term is defined in Appendix A to the Roseville Participation Agreement) under the Roseville Lease Financing, plus (b) the aggregate outstanding Holder Advances (as such term is defined in Appendix A to the Roseville Participation Agreement) under the Roseville Lease Financing, plus (c) accrued and unpaid Interest or Holder Yield (in each case, as defined in Appendix A to the Roseville Participation Agreement) due and owing on such Loans or Holder Advances, plus (d) any other amounts due and owing by the Lessee or the Construction Agent to any Person under the Roseville Lease Financing;

                  (v)   the Subordinated Debt;

                  (vi) Indebtedness of a Credit Party consisting of unsecured convertible subordinated debentures on terms and conditions (including, without limitation, the subordination terms) reasonably acceptable to the Agent, and any renewal, refinancings or extensions thereof on terms and conditions (including, without limitation, the subordinations terms) reasonably acceptable to the Agent; and

                  (vii) Indebtedness arising under the Roseville Lease
      Financing.

      16. Section 11.6 of the Participation Agreement is hereby amended to read as follows:

      Each and every Indemnified Person shall at all times have the rights and benefits, and the Indemnity Provider shall have the obligations, in each case provided pursuant to the Operative Agreements with respect to environmental matters, violations of any Environmental Law, any Environmental Claim or other loss of or damage to any property or the environment relating to any Property, the Lease, the Agency Agreement or the Indemnity Provider (including without limitation the rights and benefits provided pursuant to Section 11.1(c)).


                                 LEASE AGREEMENT

      17.   Section 2.2 of the Lease is hereby amended to read as follows:

      2.2   LEASE TERM.

            The basic term of this Lease with respect to each Property (the "Basic Term") shall begin upon the Property Closing Date for such Property (in each case the "Basic Term Commencement Date") and shall end on March 3, 2005 (the "Basic Term Expiration Date"), unless the Basic Term is earlier terminated or the term of this Lease is renewed (as described below) in accordance with the provisions of this Lease. Notwithstanding the foregoing, Lessee shall not be obligated to pay Basic Rent until the Rent Commencement Date with respect to such Property.

            Upon the written request of Lessee and with the consent of all of the Financing Parties, in their sole discretion, the term of this Lease for each Property may be extended for up to two (2) additional terms each of one (1) year's duration from the Basic Term Expiration Date (each, a "Renewal Term"); provided, that the expiration date for the final Renewal Term for each Property shall not be later than March 3, 2007, unless such later expiration date has been expressly agreed to, at the request of Lessee, in writing by each of the Lessor, the Agent, the Lenders and the Holders in their sole discretion.

      18. The second sentence of Section 14.3(a) of the Lease is hereby amended to read as follows:

      All such insurance shall be at the cost and expense of Lessee and provided by nationally recognized, financially sound insurance companies having a rating by A.M. Best's Key Rating Guide of at least an (i) A- and a Financial Performance Rating of at least a IX (regarding all hazard insurance coverages) and (ii) A- and a Financial Performance Rating of at least a IX (regarding all liability insurance coverages).

      19.   Section 15.2(b) of the Lease is hereby amended to read as follows:

      (b) In light of the environmental condition of the Property (which includes the Land) existing as of the Property Closing Date (the "Pre-Existing Environmental Conditions"), the presence of Pre-Existing Hazardous Substances on the Property (which includes the Land) shall not violate the terms of this Lease. Responsibility for the cleanup and/or remediation of the Pre-Existing Environmental Conditions shall be allocated pursuant to the terms of the Purchase Agreement and the Indemnity Agreement; provided, notwithstanding any of the provisions of the Lease or any of the Operative Agreements, to the extent any Pre-Existing Environmental Condition is not addressed by any third party pursuant to the Purchase Agreement and/or the Indemnity Agreement so as to remediate such Pre-Existing Environmental Condition in accordance with the applicable Environmental Laws, then Lessee shall be responsible for the cleanup and/or remediation of such Pre-Existing Environmental Condition in accordance with the applicable terms of the Operative Agreements including without limitation Section 15.2(c). Lessee shall in all events be responsible for the environmental indemnification of the Financing Parties in accordance with the Participation Agreement.


                                CREDIT AGREEMENT

      20. Schedule 2.1 of the Credit Agreement is hereby deemed amended and restated in its entirety to read as Schedule 2.1 attached hereto as EXHIBIT 1.

      21. Section 7.7 of the Credit Agreement is hereby amended to read as follows:

      0.1   INDEMNIFICATION.

      The Lenders agree to indemnify the Agent, in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 7.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against any of them in any way relating to or arising out of, the Commitments, this Agreement, any of the other Operative Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of them under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. The agreements in this Section 7.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                                 TRUST AGREEMENT

      22. Schedule I of the Trust Agreement is hereby deemed amended and restated in its entirety to read as Schedule I attached hereto as EXHIBIT 2.

                                     WAIVERS

      23.   The Financing Parties hereby

(a) waive the requirement pursuant to Section 8.3(k) of the Participation Agreement (as in effect prior to the effective date of this Amendment) that, on or before the first Business Day of the fiscal quarters of the Lessee beginning July 1, 1999, October 1, 1999 and January 1, 2000, respectively, the Lessee provide to the Agent written notice of Lessee's calculation of the ratio of Funded Indebtedness to EBITDA and the level of EBITDA for the fiscal quarter of the Lessee immediately preceding such dates;

(b) waive the requirement pursuant to Section 8.3A(a)(ii) of the Participation Agreement that the Lessee provide quarterly financial statements within 45 days after the end of the fiscal quarters of the Lessee ending July 31, 1999 and October 31, 1999 and the certificate of the Lessee's chief financial officer described in such Section 8.3A(a)(ii) and Section 8.3A(a)(iii);

(c) waive Lessee's failure to cause each of Veritas Software Corporation (formerly known as Veritas Holding Corporation), as Parent, and Seagate Software Network & Storage Management Group, Inc. and OpenVision International, Inc., as Domestic Subsidiaries of the Lessee or the Parent, to become Guarantors and to otherwise comply with the provisions of

Sections 5.10 and 8.3(s) of the Participation Agreement within thirty (30) days after such entity's formation or acquisition by the Lessee or the Parent;

(d) waive Lessee's failure to notify the Agent of the change of Lessee's name effective as of May 28, 1999, as required pursuant to Section 8.3(i) of the Participation Agreement;

(e) waive Lessee's failure to submit to the Agent the terms and conditions of those certain 1.856% Convertible Subordinated Notes due 2006 in the aggregate principal amount at maturity of $465,750,000 issued under that certain Indenture dated as of August 13, 1999 by and among VERITAS Software Corporation, VERITAS Operating Corporation and State Street Bank and Trust Company of California, N.A., as trustee, and that certain First Supplemental Indenture dated as of August 17, 1999 by and among VERITAS Software Corporation, VERITAS Operating Corporation and State Street Bank and Trust Company of California, N.A., as trustee, prior to their issuance, as required pursuant to Section 8.3B(a)(vi)of the Participation Agreement; and

(f) agree that the Lessee's failure to comply with the provisions of Sections 8.3(k), 8.3A(a)(ii), 8.3A(a)(iii), 5.10, 8.3(s), 8.3(i) and 8.3B(a)(vi) of the
Participation Agreement for the periods and on the dates set forth in the preceding subsections (a) through (e) only shall not constitute a Lease Default or Lease Event of Default under Section 17.1(l)(iii) of the Lease Agreement or a Credit Agreement Default or Credit Agreement Event of Default under Section 6(f) of the Credit Agreement.

      24. The waivers set forth herein are one-time waivers and shall not be construed to be waivers as to future compliance with Sections 8.3(k), 8.3A(a)(ii), 8.3A(a)(iii), 5.10, 8.3(s), 8.3(i) or 8.3B(a)(vi) of the
Participation Agreement at all times after the effective date of this Agreement (including, except as expressly provided herein, the fiscal quarter of the Lessee beginning January 1, 2000) or the Lessee's obligation to comply fully with any other duty, term, condition or covenant contained in any of the Operative Agreements.

                                  MISCELLANEOUS

      25. This Amendment shall be effective upon satisfaction of the following conditions:

            (a) execution and delivery of this Amendment by the parties hereto and execution and delivery of such other documents, agreements or instruments deemed necessary or advisable by the Agent; and

            (b)   (i)   receipt by the Agent of an officer's certificate of the
      Lessee and the Construction Agent (in form and in substance reasonably satisfactory to the Agent) certifying that a resolution has been adopted by Lessee's Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, specifying that no Default or Event of Default shall have occurred and be continuing, specifying that the representations and warranties of Lessee set forth in the Participation Agreement are true and correct (except for any such representations and warranties which relate solely to an earlier time) and certifying as to the incumbency of the officer of Lessee executing this Amendment and (ii) receipt by the Agent of an officer's certificate of each Credit Party (other than the Lessee and the Construction Agent) certifying that the execution, delivery and performance of this Amendment has been duly approved and authorized by such Credit Party's Board of Directors, such officer's certificate to be in form and substance reasonably satisfactory to the Agent and certifying as to the incumbency of the officer of such Credit Party executing this Amendment; and

            (c) receipt by the Agent of legal opinions of counsel to the Credit Parties relating to this Amendment in form and substance reasonably satisfactory to the Agent.

      26. Each New Lender hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such New Lender will be deemed to be a party to the Participation Agreement, the Credit Agreement and such other of the Operative Agreements as are necessary or desirable to accomplish the purposes of this Amendment and each of the other Operative Agreements. Each New Lender further acknowledges, agrees and confirms that it shall have all of the obligations of a Lender under any of the Operative Agreements as if such New Lender had executed such Operative Agreement, and agrees to be bound by all of the terms, provisions and conditions applicable to a Lender contained in any Operative Agreement.

      27. Each New Holder hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such New Holder will be deemed to be a party to the Participation Agreement, the Trust Agreement and such other of the Operative Agreements as are necessary or desirable to accomplish the purposes of this Amendment and each of the other Operative Agreements. Each New Holder further acknowledges, agrees and confirms that it shall have all of the obligations of a Holder under any of the Operative Agreements as if such New Holder had executed such Operative Agreement, and agrees to be bound by all of the terms, provisions and conditions applicable to a Holder contained in any Operative Agreement.

      28. Except as modified hereby, all of the terms and provisions of the Operative Agreements (including Schedules and Exhibits) shall remain in full force and effect.

      29. The Lessee agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

      30. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

      31. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of New York.





        [The remainder of this page has been left blank intentionally.]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                          VERITAS OPERATING CORPORATION
                                          (formerly known as Veritas Software
                                          Corporation), as the Construction
                                          Agent and as the Lessee


                                          By: /s/ KEN LONCHAR
                                             ----------------------------------
                                          Name: Ken Lonchar
                                          Title: Senior Vice President and
                                                 Chief Financial Officer



                                          VERITAS SOFTWARE CORPORATION (formerly
                                          known as Veritas Holding Corporation),
                                          as a Guarantor



                                          By: /s/ KEN LONCHAR
                                             ----------------------------------
                                          Name: Ken Lonchar
                                          Title: Senior Vice President and
                                                 Chief Financial Officer


                                          SEAGATE SOFTWARE NETWORK & STORAGE
                                          MANAGEMENT GROUP, INC., as a Guarantor


                                          By: /s/ KEN LONCHAR
                                             ----------------------------------
                                          Name: Ken Lonchar
                                          Title: Senior Vice President and
                                                 Chief Financial Officer


                                          OPENVISION INTERNATIONAL, INC., as a
                                          Guarantor


                                          By: /s/ KEN LONCHAR
                                             ----------------------------------
                                          Name: Ken Lonchar
                                          Title: Senior Vice President and
                                                 Chief Financial Officer



                           [signature pages continue]

                                          FIRST SECURITY BANK, NATIONAL
                                          ASSOCIATION, not individually, except
                                          as expressly stated herein, but solely
                                          as the Owner Trustee under the
                                          VS Trust 1999-1


                                          By: /s/ VAL T. ORTON
                                             ----------------------------------
                                          Name: Val T. Orton
                                          Title: Vice President

                                          BANK OF AMERICA, N.A. (which is the
                                          successor to NationsBank, N.A.), as a
                                          Holder, as a Lender and as the Agent


                                          By: /s/ DOUGLAS T. MECKELNBURG
                                             ----------------------------------
                                          Name: Douglas T. Meckelnburg
                                          Title: Vice President

                                          COMERICA BANK - CALIFORNIA, as a
                                          Holder and as a Lender


                                          By: /s/ ROBERT E. WAYS
                                             ----------------------------------
                                          Name: Robert E. Ways
                                          Title: Corporate Banking Officer

                                          KEYBANK NATIONAL--ASSOCIATION, as a
                                          Holder and as a Lender


                                          By: /s/ MARY K. YOUNG
                                             ----------------------------------
                                          Name: Mary K. Young
                                          Title: Assistant Vice President

                                          FLEET NATIONAL BANK, as a Lender


                                          By: /s/ WILLIAM E. RURODE, JR.
                                             ----------------------------------
                                          Name: William E. Rurode, Jr.
                                          Title: Executive Vice President

                                          THE BANK OF NOVA SCOTIA, as a Lender


                                          By: /s/ CHRISTOPHER OSBORN
                                             ----------------------------------
                                          Name: Christopher Osborn
                                          Title: Director

                                          THE FUJI BANK, LIMITED, as a Lender


                                          By: /s/ FUKUDA, MASAHITO
                                             ----------------------------------
                                          Name: Mr. Fukuda, Masahito
                                          Title: Senior Vice President and
                                                 Group Head

                                          FBTC LEASING CORP., as a Lender


                                          By: /s/ MASATOSHI KAISHITA
                                             ----------------------------------
                                          Name: Masatoshi Kaishita
                                          Title: Treasurer

                                          UNION BANK OF CALIFORNIA, N.A., as a
                                          Holder and as a Lender


                                          By: /s/ GLENN LEYRER
                                             ----------------------------------
                                          Name: Glenn Leyrer
                                          Title: Vice President

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                         as a Holder and as a Lender


                                         By: /s/ ERIC C. HOUSER
                                            ----------------------------------
                                         Name: Eric C. Houser
                                         Title: Vice President

                                          THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                          as a Lender


                                          By: /s/ KEN IWATA
                                             ----------------------------------
                                          Name: Ken Iwata
                                          Title: Senior Vice President and
                                                 Manager

                                          IBJTC LEASING CORPORATION-BSC, as a
                                          Holder


                                          By: /s/ TOMOKO AOKI
                                             ----------------------------------
                                          Name: Tomoko Aoki
                                          Title: Vice President



                              [signature pages end]

                                    EXHIBIT 1

                                  Schedule 2.1


                                             Tranche A                       Tranche B
                                             Commitment                     Commitment
                                             ----------                     ----------

Name and Address of Lenders              Amount/Percentage               Amount/Percentage
---------------------------           -----------------------         -----------------------
Bank of America, N.A.                 $17,726,639     14.786%         $2,267,361      14.786%
555 California Street, 41st Floor
Mail Code:  CA5-705-41-01
San Francisco, CA  94104
Attention:  Doug Meckelnburg
Telephone:  (415) 953-9155
Telecopy:   (415) 622-0632

Comerica Bank - California            $13,760,000     11.478%         $1,760,000      11.478%
800 Oak Grove Avenue
Menlo Park, CA  94025
Attention:  Rob Ways
Telephone:  (650) 462-6056
Telecopy:   (650) 462-6058

KeyBank National Association          $17,726,639     14.786%         $2,267,361      14.786%
700 Fifth Avenue, 46th Floor
Seattle, WA 98104
Attention:  Mary K. Young
Telephone:  (206) 684-6085
Telecopy:   (206) 684-6035

Fleet National Bank                   $9,752,577       8.135%         $1,247,423       8.135%
Information Technology Division
Mail Code:  CA FML Palo Alto
435 Tasso Street, Suite 250
Palo Alto, CA 94301
Attention:  Sarabelle Hitchner,
            Vice President
Telephone:  (650) 470-4180
Telecopy:   (650) 853-1425


                                             Tranche A                       Tranche B
                                             Commitment                     Commitment
                                             ----------                     ----------

Name and Address of Lenders              Amount/Percentage               Amount/Percentage
---------------------------          ------------------------         -----------------------
The Bank of Nova Scotia              $14,185,568      11.833%         $1,814,432      11.833%
Atlanta Agency
600 Peachtree Street,
N.E. Suite 2700
Atlanta, GA 30308
Attention:  Joseph Legista,
            Loan Officer
Telephone:  (404) 877-1563
Telecopy:  (404) 888-8998

The Fuji Bank, Limited               $9,752,577        8.135%         $0                 0%
333 South Hope Street, 39th Floor
Los Angeles, CA 90071
Attention:  Linda Zhong, Clerk
Telephone:  (213) 253-4137
Telecopy:  (213) 253-4178

FBTC Leasing Corp.                   $0                  0%           $1,247,423       8.135%
2 World Trade Center
New York, NY 10048
Attention:  Carl Marcantonio
Telephone:  (212) 898-2439
Telecopy:   (212) 775-7276

Union Bank of California, N.A.       $13,760,000      11.478%         $1,760,000      11.478%
1980 Saturn Street
Monterey Park, CA 91755
Attention:  Gohar Karapetyan,
            Vice President
Telephone:  (323)720-2679
Telecopy:   (323)724-6198

Wells Fargo Bank, National           $13,760,000      11.478%         $1,760,000      11.478%
Association
201 3rd Street, 8th Floor
San Francisco, CA 94301
Attention:  Rosanna Roxas
Telephone:  (415)477-5390
Telecopy:   (415) 979-0675


                                             Tranche A                       Tranche B
                                             Commitment                     Commitment
                                             ----------                     ----------

Name and Address of Lenders              Amount/Percentage               Amount/Percentage
---------------------------          ------------------------        ------------------------
The Industrial Bank of Japan,        $9,460,000        7.891%         $1,210,000       7.891%
Limited
1251 Avenue of the Americas
New York, NY 10020
Attention:  Richard Emmich,
            Vice President
Telephone:  (212) 282-3000
Telecopy:   (212) 282-4478

TOTAL                                $119,884,000        100%         $15,334,000        100%

                                   SCHEDULE 1

                               HOLDER COMMITMENTS

                                                           Holder Commitment
                                                           -----------------

            Name of Holder                                 Amount/Percentage
            --------------                                 -----------------
Bank of America, N.A.                              $1,206,000              28.8379%
555 California Street, 41st Floor
Mail Code:  CA5-705-41-01
San Francisco, CA  94104
Attention:  Doug Meckelnburg
Telephone:  (415) 953-9155
Telecopy:   (415) 622-0632

KeyBank National Association                       $1,206,000              28.838%
700 Fifth Avenue, 46th Floor
Seattle, WA 98104
Attn:  Mary K. Young
Telephone:  (206)684-6085
Telecopy:   (206)684-6035

Comerica Bank - California                         $480,000                11.478%
800 Oak Grove Avenue
Menlo Park, CA  94025
Attention:  Rob Ways
Telephone:  (650) 462-6056
Telecopy:   (650) 462-6058

Union Bank of California, N.A.                     $480,000                11.478%
1980 Saturn Street
Monterey Park, CA 91755
Attention:  Gohar Karapetyan,
            Vice President
Telephone:  (323)720-2679
Telecopy:   (323)724-6198

Wells Fargo Bank, National Association             $480,000                11.478%
201 3rd Street, 8th Floor
San Francisco, CA 94301
Attention:  Rosanna Roxas
Telephone:  (415)477-5390
Telecopy:   (415) 979-0675

                                                           Holder Commitment
                                                           -----------------

            Name of Holder                                 Amount/Percentage
            --------------                                 -----------------
IBJTC Leasing Corporation-BSC                      $330,000                7.891%
1251 Avenue of the Americas
New York, NY 10020
Attention:  Virginia Fino
Telephone:  (212) 282-3588
Telecopy:   (212) 282-4492

TOTAL                                              $4,182,000              100%